Exhibit 99.1

NEWS RELEASE

The Manitowoc Company Reports Second-quarter Financial Results

Strong execution in Cranes and Foodservice
drives margin improvement in both segments;
EPS more than doubles year-over-year

MANITOWOC, Wis. — August 6, 2012 — The Manitowoc Company, Inc. (NYSE: MTW) today reported sales of $1.0 billion for the second quarter of 2012, an increase of 5.9 percent compared to sales of $949.8 million in the second quarter of 2011. The sales increase was driven by a 10.1 percent increase in Crane segment sales (15.8 percent at consistent currency translation rates), coupled with a slight increase in Foodservice segment sales.

On a GAAP basis, the company reported net earnings of $42.5 million, or $0.32 per diluted share, in the second quarter versus earnings of $3.0 million, or $0.02 per diluted share, in the second quarter of 2011. Both periods included special items. Excluding special items in both quarters, the adjusted earnings from continuing operations were $42.8 million, or $0.32 per diluted share, in the second quarter of 2012, versus earnings of $20.5 million, or $0.15 per diluted share, in the second quarter of 2011. A reconciliation of GAAP net earnings to net earnings before special items for the quarter is provided later in this press release.

“Strong operating leverage drove further margin expansion during the second quarter as initiatives to drive operational efficiency continued to bear fruit. Moreover, year-over-year sales growth of 10 percent in Cranes coupled with the successful reception of new and existing Foodservice products at the National Restaurant Show validate the strength of our offerings and underscore the significant competitive advantage created by delivering high-quality, innovative products,” Glen E. Tellock, Manitowoc’s chairman and chief executive officer commented. “Despite the slowing global growth environment and some market-specific headwinds, we remain confident in our updated 2012 outlook and will continue to support our strategic initiatives to position the business for long-term growth and success.”

Crane Segment Results

Second-quarter 2012 net sales in the Crane segment were $610.7 million, up from $554.8 million in the second quarter of 2011, driven primarily by continued growth in the Americas region, as well as sustained demand in most emerging markets. The 10.1 percent sales growth was achieved in spite of a negative $32 million impact from currency exchange.

Crane segment operating earnings for the second quarter of 2012 were $48.0 million, up 47.7 percent compared to $32.5 million in the same period last year. This resulted in an operating margin of 7.9 percent for the second quarter of 2012, up from 5.9 percent in the same period in 2011. The year-over-year increase in margin was due to leverage of the higher sales volume and operational efficiencies that were partially offset by material cost increases, incremental engineering expense, plus costs associated with the startup of the new manufacturing facility in Brazil and ERP deployments in France, Brazil, and Crane Care. Crane segment backlog totaled $944 million as of June 30, 2012, a 13 percent increase from $839 million in the prior-year quarter. Second-quarter 2012 orders of $629 million were 7.0 percent higher than the second quarter of 2011.

“We maintained solid momentum during the second quarter in our Crane segment, experiencing strong order intake, a growing backlog, and further margin expansion. Similar to the previous quarter, the Americas and most emerging markets demonstrated positive momentum, while demand in Europe and China remained challenging,” Tellock explained. “In addition, we saw varied demand levels across our product categories, with large rough-terrain cranes, all-terrain cranes, and boom trucks contributing positively to the second-quarter performance, while crawlers and tower cranes experienced modest demand. Overall, the level of activity we have experienced in the first half of this year supports our assertion that 2012 will be a year of sustained growth.”

Foodservice Segment Results

Second-quarter 2012 net sales in the Foodservice segment were $395.2 million, up slightly from $395.0 million in the second quarter of 2011. The increase was driven by a sustained focus on innovation and continued penetration in certain emerging markets, which was offset by pressure in Europe, slower growth in various hot-side equipment categories in North America, and a negative $5.1 million impact from currency exchange.

Foodservice operating earnings for the second quarter of 2012 were $67.1 million, up 7.2 percent versus $62.6 million for the second quarter of 2011. This resulted in a Foodservice segment operating margin of 17.0 percent for the second quarter of 2012, compared to an operating margin of 15.8 percent for the prior-year period. The year-over-year increase in margin was due to a favorable product sales mix and improved operating efficiencies.

“During the second quarter, we experienced solid growth in several cold product categories coupled with increasing strength in the Asia/Pacific region. We continue to focus on operational efficiencies across the segment, which once again drove improved margins during the quarter. For the second half of 2012, we see ongoing growth opportunities for Foodservice as we continue to enhance our global leadership position,” Tellock added.

Cash Flow

Cash flow provided from operating activities of continuing operations in the second quarter of 2012 was $8.3 million, driven by cash used for working capital to support the seasonal growth in both segments. Use of cash in the first semester of the year is consistent with the normal seasonal pattern for the company. Cash flow used for capital expenditures during the quarter was $20.6 million.

2012 Guidance

The company is updating its full-year guidance for 2012 related to Foodservice revenue and interest expense.

For the full-year 2012, Manitowoc expects:

• Crane revenue – 10 to 15% year-over-year growth
• Crane operating earnings – 30 to 40% year-over-year increase
• Foodservice revenue – mid single-digit percentage growth, (previously high single digits)
• Foodservice operating earnings – 10 to 15% year-over-year increase
• Capital expenditures – approximately $80 million

• Depreciation & amortization – approximately $120 million
• Interest expense – range of $125 to $130 million, (previously $116 to $121 million)

• Amortization of deferred financing fees – approximately $10 million
• Debt reduction – target of $150 to $200 million, which is expected to reduce total leverage by more than one turn

Investor Conference Call

On August 7 at 10:00 a.m. ET (9:00 a.m. CT), Manitowoc’s senior management will discuss its second-quarter results during an investor conference call. All interested parties may listen to the live conference call via the Internet by going to the Investor Relations area of Manitowoc’s Web site at http://www.manitowoc.com. A replay of the conference call will also be available at the same location on the Web site.

About The Manitowoc Company, Inc.

Founded in 1902, The Manitowoc Company, Inc. is a multi-industry, capital goods manu-facturer with over 115 manufacturing, distribution, and service facilities in 25 countries. The company is recognized globally as one of the premier innovators and providers of crawler cranes, tower cranes, and mobile cranes for the heavy construction industry, which are complemented by a slate of industry-leading product support services. In addition, Manitowoc is one of the world’s leading innovators and manufacturers of commercial foodservice equipment, which includes 25 market-leading brands of hot- and cold-focused equipment. In 2011, Manitowoc’s revenues totaled $3.7 billion, with more than half of these revenues generated outside of the United States.

Forward-looking Statements

This press release includes “forward-looking statements” intended to qualify for the safe harbor from liability under the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations of the management of the company and are subject to uncertainty and changes in circumstances. Forward-looking statements include, without limitation, statements typically containing words such as “intends,” “expects,” “anticipates,” “targets,” “estimates,” and words of similar import. By their nature, forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results and developments to differ materially include, among others:

•                  unanticipated changes in revenues, margins, costs, and capital expenditures;

•                  unanticipated issues affecting the effective tax rate for the year;

•                  uncertainties associated with new product introductions, the successful development and market acceptance of new and innovative products that drive growth;

•                  the ability to increase operational efficiencies across each of Manitowoc’s business segments and to capitalize on those efficiencies;

•                  the ability to capitalize on key strategic opportunities;

•                  the ability to generate cash and manage working capital consistent with Manitowoc’s stated goals;

•                  pressure of financing leverage;

•                  matters impacting the successful and timely implementation of ERP systems;

•                  foreign currency fluctuations and their impact on reported results and hedges in place with Manitowoc;

•                  changes in raw material and commodity prices;

•                  unexpected issues associated with the quality of materials and components sourced from third parties and the resolution of those issues;

•                  unexpected issues associated with the availability and viability of suppliers;

•                  the risks associated with growth;

•                  geographic factors and political and economic risks;

•                  actions of competitors;

•                  changes in economic or industry conditions generally or in the markets served by Manitowoc;

•                  unanticipated changes in customer demand, including changes in global demand for high-capacity lifting equipment; changes in demand for lifting equipment and foodservice equipment in emerging economies, and changes in demand for used lifting equipment and foodservice equipment;

•                  global expansion of customers;

•                  the replacement cycle of technologically obsolete cranes;

•                  the ability of Manitowoc’s customers to receive financing;

•                  foodservice equipment replacement cycles in national accounts and global chains, including unanticipated issues associated with refresh/renovation plans by national restaurant accounts and global chains;

•                  efficiencies and capacity utilization of facilities;

•                  issues related to new plant start-ups;

•                  issues related to plant closings and/or consolidation of existing facilities;

•                  issues related to workforce reductions and subsequent rehiring;

•                  work stoppages, labor negotiations, labor rates, and temporary labor costs;

•                  government approval and funding of projects;

•                  the ability to complete and appropriately integrate restructurings, consolidations, acquisitions, divestitures, strategic alliances, and joint ventures;

•                  realization of anticipated earnings enhancements, cost savings, strategic options and other synergies, and the anticipated timing to realize those savings, synergies, and options;

•                  changes in laws throughout the world;

•                  natural disasters disrupting commerce in one or more regions of the world; and

•                  risks and other factors cited in Manitowoc’s filings with the United States Securities and Exchange Commission.

Manitowoc undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise. Forward-looking statements only speak as of the date on which they are made. Information on the potential factors that could affect the company’s actual results of operations is included in its filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

For more information:
Carl J. Laurino
Senior Vice President and Chief Financial Officer
920-652-1720

THE MANITOWOC COMPANY, INC.

Unaudited Consolidated Financial Information

For the Three and Six Months Ended June 30, 2012 and 2011

(In millions, except share data)

INCOME STATEMENT

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011

Net sales	$1,005.9	$949.8	$1,866.0	$1,682.0
Cost of sales	756.2	724.8	1,410.1	1,276.5
Gross profit	249.7	225.0	455.9	405.5

Engineering, selling and administrative expenses	151.1	145.4	299.5	285.6
Restructuring expense	0.2	2.0	0.9	2.9
Amortization expense	9.5	9.6	19.1	19.3
Other	0.1	0.1	0.1	0.1
Operating earnings (loss)	88.8	67.9	136.3	97.6
Amortization of deferred financing fees	(2.1)	(2.7)	(4.1)	(6.0)
Interest expense	(33.8)	(38.3)	(66.8)	(77.7)
Loss on debt extinguishment	—	(24.2)	—	(27.8)
Other income - net	1.9	0.3	0.3	1.1
Earnings (loss) from continuing operations before taxes on income	54.8	3.0	65.7	(12.8)
Provision (benefit) for taxes on income	14.4	0.6	26.8	2.0

Earnings (loss) from continuing operations	40.4	2.4	38.9	(14.8)

Discontinued operations:
Earnings (loss) from discontinued operations, net of income taxes	(0.2)	(0.3)	(0.5)	(3.0)
Loss on sale of discontinued operations, net of income taxes	—	(0.2)	—	(33.6)
Net earnings (loss)	40.2	1.9	38.4	(51.4)
Less net loss attributable to noncontrolling interests	(2.3)	(1.1)	(4.2)	(2.0)
Net earnings (loss) attributable to Manitowoc	$42.5	$3.0	$42.6	$(49.4)

Amounts attributable to the Manitowoc common shareholders:
Earnings (loss) from continuing operations	$42.7	$3.5	$43.1	$(12.8)
Earnings (loss) from discontinued operations, net of income taxes	(0.2)	(0.3)	(0.5)	(3.0)
Loss on sale of discontinued operations, net of income taxes	—	(0.2)	—	(33.6)
Net earnings (loss) attributable to Manitowoc	$42.5	$3.0	$42.6	$(49.4)

BASIC EARNINGS (LOSS) PER SHARE:
Earnings (loss) from continuing operations attributable to the Manitowoc common shareholders, net of income taxes	$0.33	$0.03	$0.33	$(0.10)
Earnings (loss) from discontinued operations attributable to the Manitowoc common shareholders, net of income taxes	(0.00)	(0.00)	(0.00)	(0.02)
Loss on sale of discontinued operations attributable to the Manitowoc common shareholders, net of income taxes	—	(0.00)	—	(0.26)
BASIC EARNINGS (LOSS) PER SHARE:	$0.33	$0.02	$0.33	$(0.38)

DILUTED EARNINGS (LOSS) PER SHARE:
Earnings (loss) from continuing operations attributable to the Manitowoc common shareholders, net of income taxes	$0.32	$0.03	$0.32	$(0.10)
Earnings (loss) from discontinued operations attributable to the Manitowoc common shareholders, net of income taxes	(0.00)	(0.00)	(0.00)	(0.02)
Loss on sale of discontinued operations attributable to the Manitowoc common shareholders, net of income taxes	—	(0.00)	—	(0.26)
DILUTED EARNINGS (LOSS) PER SHARE	$0.32	$0.02	$0.32	$(0.38)

AVERAGE SHARES OUTSTANDING:
Average Shares Outstanding - Basic	130,575,165	130,457,059	130,562,923	130,440,221
Average Shares Outstanding - Diluted	133,392,079	133,822,522	133,552,797	130,440,221

SEGMENT SUMMARY

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Net sales from continuing operations:
Cranes and related products	$610.7	$554.8	$1,118.6	$947.6
Foodservice equipment	395.2	395.0	747.4	734.4
Total	$1,005.9	$949.8	$1,866.0	$1,682.0

Operating earnings (loss) from continuing operations:
Cranes and related products	$48.0	$32.5	$70.4	$44.9
Foodservice equipment	67.1	62.6	118.5	103.9
General corporate expense	(16.5)	(15.5)	(32.5)	(28.9)
Restructuring expense	(0.2)	(2.0)	(0.9)	(2.9)
Amortization	(9.5)	(9.6)	(19.1)	(19.3)
Other	(0.1)	(0.1)	(0.1)	(0.1)

Total	$88.8	$67.9	$136.3	$97.6

THE MANITOWOC COMPANY, INC.

Unaudited Consolidated Financial Information

For the Three and Six Months Ended June 30, 2012 and 2011

(In millions)

BALANCE SHEET

	June 30,	December 31,
	2012	2011
ASSETS
Current assets:
Cash and temporary investments	$59.4	$71.3
Restricted cash	10.1	7.2
Accounts receivable - net	326.3	297.0
Inventories - net	808.6	668.7
Deferred income taxes	120.0	117.8
Other current assets	98.2	77.8
Total current assets	1,422.6	1,239.8

Property, plant and equipment - net	555.8	568.2
Intangible assets - net	1,984.2	2,016.6
Other long-term assets	149.1	140.6
TOTAL ASSETS	$4,111.7	$3,965.2

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$847.3	$869.8
Short-term borrowings	116.6	79.1
Customer advances	23.6	35.1
Product warranties	92.4	93.8
Product liabilities	27.0	26.8
Total current liabilities	1,106.9	1,104.6

Long-term debt	1,946.2	1,810.9
Other non-current liabilities	560.2	576.2
Stockholders’ equity	498.4	473.5
TOTAL LIABILITIES &
STOCKHOLDERS’ EQUITY	$4,111.7	$3,965.2

CASH FLOW SUMMARY

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Net earnings (loss) attributable to Manitowoc	$42.5	$3.0	$42.6	$(49.4)
Non-cash adjustments	31.6	59.6	63.9	134.7
Changes in operating assets and liabilities	(65.8)	(95.3)	(227.8)	(254.1)
Net cash provided from (used for) operating activities of continuing operations	8.3	(32.7)	(121.3)	(168.8)
Net cash provided from (used for) operating activities of discontinued operations	(0.2)	(0.3)	(0.5)	(18.5)
Net cash provided from (used for) operating activities	8.1	(33.0)	(121.8)	(187.3)
Capital expenditures	(20.6)	(11.0)	(34.8)	(18.6)
Restricted cash	(3.1)	0.3	(3.0)	(0.1)
Proceeds from sale of business	—	—	—	143.6
Proceeds from sale of fixed assets	0.2	2.1	0.2	2.9
Proceeds from (payments on) borrowings - net	10.0	63.5	165.4	69.5
Proceeds from (payments on) receivable financing - net	(7.2)	(0.7)	(18.7)	(1.4)
Stock options exercised	0.4	0.8	1.6	1.5
Debt issuance costs	0.1	(13.6)	—	(13.6)
Effect of exchange rate changes on cash	(1.9)	0.3	(0.7)	0.9
Net increase (decrease) in cash & temporary investments	$(14.0)	$8.7	$(11.8)	$(2.6)

Adjusted EBITDA

The company defines Adjusted EBITDA as earnings before interest, taxes, depreciation, and amortization, plus certain items such as pro-forma acquisition results and the addback of certain restructuring charges, that are adjustments per the credit agreement definition. The company’s trailing twelve-month Adjusted EBITDA for covenant compliance purposes as of June 30, 2012 was $381.1 million. The reconciliation of net income attributable to Manitowoc to Adjusted EBITDA is as follows (in millions):

Net income attributable to Manitowoc	$81.6
Loss from discontinued operations	1.1
Loss on sale of discontinued operations	1.0
Depreciation and amortization	114.0
Interest expense and amortization of deferred financing fees	144.3
Costs due to early extinguishment of debt	1.9
Restructuring charges	3.8
Income taxes	40.6
Other	(7.2)
Adjusted EBITDA	$381.1

GAAP Reconciliation

In this release, the company refers to various non-GAAP measures. We believe that these measures are helpful to investors in assessing the company’s ongoing performance of its underlying businesses before the impact of special items. In addition, these non-GAAP measures provide a comparison to commonly used financial metrics within the professional investing community which do not include special items. Earnings and earnings per share before special items reconcile to earnings presented according to GAAP as follows (in millions, except per share data):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011

Net earnings (loss) attributable to Manitowoc	$42.5	$3.0	$42.6	$(49.4)
Special items, net of tax:
(Earnings) loss from discontinued operations	0.2	0.3	0.5	3.0
(Gain) loss on sale of discontinued operations	—	0.2	—	33.6
Early extinguishment of debt	—	15.7	—	18.1
Restructuring expense	0.1	1.3	0.6	1.9
Net earnings before special items	$42.8	$20.5	$43.7	$7.2

Diluted earnings (loss) per share	$0.32	$0.02	$0.32	$(0.38)
Special items, net of tax:
(Earnings) loss from discontinued operations	0.00	0.00	0.00	0.02
(Gain) loss on sale of discontinued operations	—	0.00	—	0.26
Early extinguishment of debt	—	0.12	—	0.14
Restructuring expense	0.00	0.01	0.00	0.01
Diluted earnings per share before special items	$0.32	$0.15	$0.33	$0.06